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                                                                    EXHIBIT 23.2

                  CONSENT OF MINING AND GEOLOGICAL CONSULTANTS

     We hereby consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-26548) pertaining to the 1988 Stock Incentive Plan for Key Employees of Ashland Coal, Inc. and its subsidiaries and in the related Prospectus, (2) the Registration Statement (Form S-3 No. 33-46856) pertaining to the 1995 Stock Incentive Plan of Ashland Coal, Inc. and its subsidiaries and in the related Prospectus, (3) the Registration Statement (Form S-8 No. 33-26549) pertaining to the Ashland Coal, Inc. Employee Thrift Plan and in the related Prospectus, (4) the Registration Statement (Form S-8 No. 33-38229) pertaining to the Coal-Mac, Inc. Savings and Retirement Plan and in the related Prospectus, and (5) the Registration Statement (Form S-3 No. 33-54122) of Ashland Coal, Inc. and in the related Prospectus of the results reported in our Letter Report dated March 3, 1997, with respect to the demonstrated coal reserve base of Ashland Coal, Inc. as of December 31, 1996 included in the Annual Report (Form 10-K) for the year ended December 31, 1996. We also consent to any reference to us under the heading "Coal Reserves" in your Form 10-K and to the filing of our Letter Report and this Consent as exhibits to said Form 10-K, or supplementally with the Commission.

     We further wish to advise that we were not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither John T. Boyd Company nor any of its employees had, or now has, a substantial interest in Ashland Coal, Inc., or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer, or employee of the said registrant, Ashland Coal, Inc.

                                                 Respectfully Submitted,
                                                   JOHN T. BOYD COMPANY


                                                    /s/ JAMES W. BOYD
                                          --------------------------------------
                                                      James W. Boyd
                                                        President

March 6, 1997